As filed with the Securities and Exchange Commission on May 15, 2007
Registration No. 333-138743

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	98-0442987
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Address, including zip code, and telephone number,
including area code, of Registrants’ principal executive offices)

Novelis Inc. 2006 Incentive Plan
(Full title of the plan)

Leslie J. Parrette, Jr., Esq.
General Counsel
Novelis Inc.
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Form S-8 Registration Statement, Registration No. 333-138743, filed on November 16, 2006, pertaining to Novelis Inc. common shares and common share purchase rights (the “Registration Statement”).
     The undersigned registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf, thereunto duly authorized.

NOVELIS INC.
By:	/s/ Leslie J. Parrette, Jr.
	Name:	Leslie J. Parrette, Jr.
	Title:	General Counsel
Date: May 15, 2007